UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

Corus Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave. Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 13, 2009, Corus Bankshares, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is currently not in compliance with Nasdaq Marketplace Rule 5250(c)(1) (the “Listing Rule”) because the Company had not filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Form 10-Q”) in a timely manner.

As previously reported in a Form 12b-25 filed by the Company with the Securities and Exchange Commission on August 11, 2009 with respect to the Form 10-Q, the Company has been working diligently with its financial and professional advisers in seeking qualified sources of outside capital. These efforts during the last several months have prevented the Company from finalizing its financial statements on time to file the Form 10-Q within the prescribed time period without unreasonable effort and expense. As part of management’s process of finalizing its financial statements, the Company is still reviewing the classification of assets and the potential related valuation adjustments which are necessary for the preparation of the financial statements required to be filed as part of the Form 10-Q.

Under Nasdaq rules, the Company now has 60 calendar days, or until October 12, 2009, to submit a plan to Nasdaq to regain compliance with the Listing Rule. If the plan is accepted, Nasdaq can grant the Company an exception of up to 180 calendar days from the Form 10-Q’s due date, or until February 8, 2010, to regain compliance. The Company anticipates that it will file its plan to regain compliance with the Listing Rule prior to the expiration of the 60-day period and intends to take all appropriate actions to regain compliance.

The Company issued a press release announcing its receipt of the letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

/s/ Michael J. Minnaugh
Michael J. Minnaugh Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer of the Registrant)

Date: August 19, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 19, 2009.